BUSINESS CONSULTING AGREEMENT

      AGREEMENT, made this 29th day of January, 2001 by and between ThermoElastic Technologies, Inc., whose principle place of business is at 5466 Canvasback Road, Blaine, WA. 98230, hereinafter the "Company" and LBI Group, Inc., whose principle place of business is at 10100 West Sample Road, Suite 401, Coral Springs, Florida 33065 hereinafter the "Consultant".

      WHEREAS, the Company desires to obtain Consultant's services in connection with the Company's business affairs and Consultant is willing to undertake to provide such services as hereinafter fully set forth;

                                   WITNESSETH

NOW, THEREFORE, the parties agree as follows:

      1.    TERM: This Agreement shall be for a term of Twelve (12) months.

      2. NATURE OF SERVICES: Consultant will render advice and assistance to the Company on business related matters and in connection therewith Consultant shall:

            (a) Attend meetings of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

            (b) Attend meetings and at the request of the Company's review, analyze and report on proposed business opportunities;

            (c) Consult with the Company concerning strategic corporate planning, including any revision of the Company's business plan when requested by the company.

      2.    CONSULTANT AGREES TO PERFORM THE FOLLOWING SERVICES:

            (a)   Locate acquisitions for the Company;

            (b)   Assist in negotiating potential acquisitions;

            (c) Assist in the implementation of short term and long term strategic planning as required by the Company;

            (d) Assist the Company in identifying and establishing corporate partnerships, joint ventures and sublicensing arrangements with potential users of the Company's products to establish and enhance brand credibility and sales.

      3. IT IS AGREED that the Consultant's services will not include any services that constitute the rendering of legal opinions or performance of work that is in the ordinary purview of a certified public accountant or any work that it is the ordinary purview of a registered broker/dealer.

      5. COMPENSATION: The Company agrees to compensate Consultant as follows:

            Upon execution of this Agreement, the Company shall issue Consultant Five Hundred Thousand (500,000) options under Form S-8 to acquire Five hundred thousand (500,000) Shares of the Company's free trading common stock at an exercise price of $0.14 per share. The options shall be issued as follows:

               Paul Lovito-            200,000 options
               Matthews Lovito-        100,000 options
               Marc Lovito-            100,000 options
               Darrin Lovito-          100,000 options

      4. EXPENSES: The Company shall reimburse the Consultant for actual out-of- pocket expenses incurred relative to the performance of the Consultant's duties. All reimbursable expenses must be pre-approved by the company.

      5. LIABILITY OF CONSULTANT: In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this agreement.

            It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of Company's action or non-action on the basis of any advice, recommendation or approval of Consultant, its employees or agents.

            The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers.

6. STATUS OF CONSULTANT: Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company.

7. OTHER ACTIVITIES OF CONSULTANT: The Company recognizes that the Consultant now renders and may continue to render consulting services to other companies which may or may not have policies and conduct activities similar to those of the Company.

8.    MISCELLANEOUS:

      (a) All final decisions with respect to consultation, advice and services rendered by Consultant to the Company shall rest exclusively with the Company.

      (b) This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein. Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto.

      (c) By signing this Agreement, the Company admits to having no prior knowledge of any pending S.E.C. investigations into the trading of the securities of the Company or the activities of the Company.

      (d) In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any state or federal securities law, then this agreement shall be deemed terminated, and null and void upon such termination; neither party shall be obligated hereunder and neither party shall have any further liability to the other. In the event the Consultant becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the National Bankruptcy Act during the term of this Agreement, any options remaining unexercised at the time of the occurrence of any such event shall lapse and be null and void and of no effect and the Company shall have the right to buy back any shares resulting from the exercise of any of the options at the exercise price described in Paragraph 5 above.

      (e) Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the city of Fort Lauderdale in the state of Florida.

Agreed and Accepted on this 29th day of January 2001.

                                        ThermoElastic Technologies, Inc.


                                        By:
                                           -------------------------------------
                                           Kenneth B. Liebscher, President

Agreed and Accepted on this 29th day of January 2001.


                                        ----------------------------------------
                                        Paul Lovito


                                        ----------------------------------------
                                        Matthew Lovito


                                        ----------------------------------------
                                        Marc Lovito


                                        ----------------------------------------
                                        Darrin Lovito